As filed with the Securities and Exchange Commission on _________, 2015

                                                      Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                        Under the Securities Act of l933

                               CEL-SCI CORPORATION
                   -------------------------------------------
               (Exact name of issuer as specified in its charter)

          Colorado                                            84-0916344
  ----------------------------                              ---------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

      8229 Boone Blvd., Suite 802
           Vienna, Virginia                           22182
  ------------------------------------               -------
(Address of Principal Executive Offices)            (Zip Code)


                      2015 Non-Qualified Stock Option Plan
                              2015 Stock Bonus Plan
                          2015 Stock Compensation Plan
                          ----------------------------
                              (Full Title of Plan)

                                Geert R. Kersten
                               CEL-SCI Corporation
                           8229 Boone Blvd., Suite 802
                             Vienna, Virginia 22182
                          ----------------------------
                     (Name and address of agent for service)

                                 (703) 506-9460
                          -----------------------------
         (Telephone number, including area code, of agent for service)

    Copies of all communications, including all communications sent to agent for service to:

                              William T. Hart, Esq.
                                   Hart & Hart
                             l624 Washington Street
                             Denver, Colorado 80203
                                 (303) 839-0061

                         CALCULATION OF REGISTRATION FEE

                                         Proposed      Proposed
Title of                                  maximum      maximum
securities                  Amount       offering     aggregate     Amount of
 to be                      to be         price        offering    registration
registered               registered (1) per share (2)   price          fee
-------------------------------------------------------------------------------

Common Stock issuable
pursuant to 2015 Non-
Qualified Stock
Option Plan               2,000,000

Common Stock issuable
pursuant to 2015 Stock
Bonus Plan                2,000,000

Common Stock issuable
pursuant to the 2015
Stock Compensation Plan   2,000,000
                          ---------
                          6,000,000        $0.54     $3,240,000       $377
                          =========        =====     ==========       ====

(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Stock Option and Bonus Plans in the event of stock dividends, stock splits, recapitalizations or other changes in the Company's common stock. The shares subject to this Registration Statement are shares granted pursuant to the Company's Stock Option and Bonus Plans all of which may be reoffered in accordance with the provisions of Form S-8.

(2) Varied, but not less than the fair market value on the date that the options were or are granted. Pursuant to Rule 457(g), the proposed maximum offering price per share and proposed maximum aggregate offering price are based upon closing price of the Company's common stock on August 21, 2015.

                               CEL-SCI CORPORATION
               Cross Reference Sheet Required Pursuant to Rule 404

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

(NOTE: Pursuant to instructions to Form S-8, the Prospectus described below is not required to be filed with this Registration Statement.)

Item
 No.     Form S-8 Caption                         Caption in Prospectus
----     ----------------                         ---------------------

  1.     Plan Information

         (a)  General Plan Information            Stock Option and Bonus Plans

         (b)  Securities to be Offered            Stock Option and Bonus Plans

         (c)  Employees who may Participate       Stock Option and Bonus Plans
              in the Plan

         (d)  Purchase of Securities Pursuant     Stock Option and Bonus Plans
              to the Plan and Payment for
              Securities Offered

         (e) Resale Restrictions                  Resale of Shares by Affiliates

         (f) Tax Effects of Plan Participation    Stock Option and Bonus Plans

         (g)  Investment of Funds                 Not Applicable.

         (h)  Withdrawal from the Plan;           Other Information Regarding
              Assignment of Interest              the Plans

         (i)  Forfeitures and Penalties           Other Information Regarding
                                                  the Plans

         (j)  Charges and Deductions and          Other Information Regarding
              Liens Therefore                     the Plans

  2.      Registrant Information and Employee     Available Information,
           Plan Annual Information                Documents Incorporated by
                                                  Reference

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3 - Incorporation of Documents by Reference

     The following documents filed with the Commission by CEL-SCI (Commission File No. 001-11889) are incorporated by reference into this prospectus:

     (1)  Annual report on Form 10-K for the year ended September 30, 2014.

     (2)  Quarterly report on Form 10-Q for the quarter ended December 31, 2014.

     (3) Amended annual report on Form 10-K/A for the year ended September 30, 2014.

     (4) Proxy Statement relating to the annual meeting of shareholders held on June 22, 2015.

     (5)  Quarterly report on Form 10-Q for the quarter ended March 31, 2015.

     (6) Amended annual report on Form 10-K/A for the year ended September 30, 2014.

     (7)  8-K reports filed on:

          o    February 18, 2015;
          o    March 18, 2015;
          o    April 2, 2015;
          o    May 11, 2015;
          o    May 13, 2015;
          o    May 26, 2015;
          o    May 29, 2015;
          o    June 23, 2015;
          o    June 30, 2015; and
          o    July 1, 2015

     (8)  Quarterly report on Form 10-Q for the quarter ended June 30, 2015.

     All documents filed with the Commission by CEL-SCI pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part of this prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     Investors are entitled to rely upon information in this prospectus or incorporated by reference at the time it is used by CEL-SCI to offer and sell securities, even though that information may be superseded or modified by information subsequently incorporated by reference into this prospectus.

     CEL-SCI has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of l933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement. For further information with respect to CEL-SCI and such securities, reference is made to the Registration Statement and to the exhibits filed with the Registration Statement. Statements contained in this prospectus as to the contents of any contract or other documents are summaries which are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and related exhibits may also be examined at the Commission's internet site.

Item 4 - Description of Securities

     Not required.

Item 5 - Interests of Named Experts and Counsel

     Not Applicable.

Item 6 - Indemnification of Directors and Officers

     The Bylaws of the Company provide in substance that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person to the full extent permitted by the laws of the state of Colorado; and that expenses incurred in defending any such civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the Company unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in the Bylaws.

Item 7 - Exemption for Registration Claimed

     With respect to any restricted securities reoffered or resold pursuant to this registration statement, the Company relied upon the exemption provided by
Section 4(a)(2) of the Securities Act of 1933 in connection with the sale of these securities. The persons who acquired these securities were sophisticated investors and were provided full information regarding the Company's business and operations. There was no general solicitation in connection with the offer or sale of these securities. The persons who acquired the securities acquired them for their own accounts.

Item 8 - Exhibits

4    - Instruments Defining Rights of
       Security Holders

  (a) - Common Stock                             Incorporated  by  reference  to
                                                 Exhibit  4(a) of the  Company's
                                                 Registration Statements on Form
                                                 S-l, File Nos. 2-85547-D and
                                                 33-7531.

  (b) - 2015 Non-Qualified Stock Option Plan     _______________________________

  (c) - 2015 Stock Bonus Plan                    _______________________________

  (d) - 2015 Stock Compensation Plan             _______________________________

  5 - Opinion Regarding Legality                 _______________________________

 l5 - Letter Regarding Unaudited Interim
      Financial Information                      None

 23 - Consent of Independent Public
        Accountants and Attorneys                _______________________________

 24 - Power of Attorney                          Included in the signature page
                                                 of this Registration Statement

 99 - Additional Exhibits
      (Re-Offer Prospectus)                      _______________________________

Item 9 - Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) to include any prospectus required by Section l0(a)(3) of the Securities Act of l933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material  information with respect to the plan of
               distribution   not  previously   disclosed  in  the  registration
               statement or any material change in such information in the registration statement;

               Provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section l3 or Section l5(d) of the Securities Act of l934.

              (2) That, for the purpose of determining any liability under the Securities Act of l933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of l933, each filing of the registrant's Annual Report pursuant to Section l3(a) or Section l5(d) of the Securities Exchange Act of l934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section l5(d) of the Securities Exchange Act of l934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Maximilian de Clara and Geert R. Kersten, or each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of l933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, State of Virginia, on August 24, 2015.

                                       CEL-SCI CORPORATION

                                       By: /s/ Maximilian de Clara
                                           ---------------------------------
                                           Maximilian de Clara, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  l933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                   Date
---------                               -----                   ----

/s/ Maximilian de Clara          Director and President    August 24, 2015
-------------------------
Maximilian de Clara

/s/ Geert R. Kersten             Director, Principal       August 24, 2015
-------------------------
Geert R. Kersten                 Executive, Financial and
                                 Accounting Officer

/s/ Alexander G. Esterhazy       Director                  August 24, 2015
-------------------------
Alexander G. Esterhazy

/s/ Peter R. Young               Director                  August 24, 2015
-------------------------
Peter R. Young, Ph.D.

/s/ Bruno Bailavoine             Director                  August 24, 2015
-------------------------
Bruno Baillavoine

                                    FORM S-8

                               CEL-SCI Corporation
                                8229 Boone Blvd.
                                    Suite 802
                             Vienna, Virginia 22182


                                    EXHIBITS